EXHIBIT A

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION
                               OF
                            DVL, INC.




     DVL, Inc. (the "Corporation"), organized and existing under and by virtue of the General Corporation Law of Delaware (the
"DGCL") does hereby certify:

     FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth an amendment to the Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

     RESOLVED THAT:  ARTICLE FOURTH of the Certificate of
Incorporation of DVL, Inc., a Delaware corporation, is hereby amended so as to amend Article FOURTH of the Certificate of Incorporation in its entirety as follows:

     "FOURTH: the total number of shares of stock which the Corporation shall have authority to issue is 40,000,000 with a par value of $.01, each designated Common Stock."

     SECOND: That thereafter pursuant to a resolution of the Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the DGCL at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

     THIRD: That the Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     FOURTH: That the Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.







     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Alan E. Casnoff, its President, and attested by Robert W. LoSchiavo, its Secretary, this 19th day of July, 1995.


                                   DVL, INC.



                                   By: Alan E. Casnoff
                                       ------------------------
                                       Alan E. Casnoff
                                       President



ATTEST: Robert W. LoSchiavo
        ---------------------
         Robert W. LoSchiavo
         Secretary